EXHIBIT 99.1

Ranger Energy Services, Inc. Announces $5 million Share Repurchase Program
HOUSTON, TX--(June 27, 2019) - Ranger Energy Services, Inc. (NYSE: RNGR) (“Ranger” or the “Company”) announced that its Board of Directors has authorized a share repurchase program to purchase up to 10% of the Company’s currently outstanding Class A Common Stock held by non-affiliates, not to exceed 580,000 shares or $5 million in aggregate value.
“Based on our continued strong performance and, more importantly, the confidence we have in our business going forward, the Board of Directors and management team believe that the Company’s shares are an attractive investment opportunity,” said Darron Anderson, Chief Executive Officer.
Repurchases may be made at management’s discretion from time to time in the open market or in privately negotiated transactions. The timing and actual number of shares purchased will depend on a variety of factors including, but not limited to, stock price and general market and economic conditions, as well as the Company's working capital requirements and general business conditions. The duration of the share repurchase program is 12 months and may be accelerated, suspended or discontinued at any time without notice. The repurchase program will be funded from the Company’s existing cash balance or future cash flows. The Company does not expect to incur debt to fund the share repurchase program. The Company had 8,454,273 Class A Common Shares issued and outstanding as of March 31, 2019.
About Ranger Energy Services, Inc.
Ranger is an independent provider of well service rigs and associated services in the United States, with a focus on unconventional horizontal well completion and production operations.
Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements represent Ranger’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Ranger’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Ranger does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Ranger to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in our filings with the Securities and Exchange Commission. The risk factors and other factors noted in Ranger’s filings with the SEC could cause its actual results to differ materially from those contained in any forward-looking statement.

Company Contact:
J. Brandon Blossman
Chief Financial Officer
(713) 935-8900
Brandon.Blossman@rangerenergy.com

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